                                                                    EXHIBIT 10.4

                               WILSON BANK & TRUST
                     EXECUTIVE SALARY CONTINUATION AGREEMENT

        THE AGREEMENT, made and entered into this 1st day of March, 1998, by and between Wilson Bank & Trust, a Tennessee commercial bank (hereinafter called "Bank"), and Gary D. Whitaker (hereinafter called the "Executive").

                                   WITNESSETH:

        WHEREAS, the Executive has been and continues to be a valued executive of the Bank, and is now serving the Bank as its Senior Vice President; and

        WHEREAS, it is the consensus of the Board of Directors that the Executive's services to the Bank in the past have been of exceptional merit and have constituted an invaluable contribution to the general welfare of the Bank and in bringing it to its present status of operating efficiency, and its present position in its field of activity; and

        WHEREAS, the experience of the Executive, his knowledge of the affairs of the Bank, his reputation and contacts in the industry are so valuable that assurance of his continued services is essential for the future growth and profits of the Bank and it is in the best interests of the Bank to arrange terms of continued employment for the Executive so as to reasonably assure his remaining in the Banks employment during his lifetime or until the age of retirement; and

        WHEREAS, it is the desire of the Bank that his services be retained as herein provided; and

        WHEREAS, the Executive is willing to continue in the employ of the Bank provided the Bank agrees to pay to him or his beneficiaries certain benefits in accordance with the terms and conditions hereinafter set forth:

        ACCORDINGLY, it is the desire of the Bank and the Executive to enter into this agreement under which the Bank will agree to make certain payments to the Executive at retirement or his beneficiary in the event of his premature death while employed by the Bank; and

        FURTHERMORE, it is the intent of the parties hereto that this agreement be considered an unfunded arrangement maintained primarily to provide supplemental benefits for the Executive, as a member of a select group of management or highly compensated employees of the Bank for purposes of the Employee Retirement Income Security Act of 1974.

        NOW, THEREFORE, in consideration of services performed in the past and to be performed in the future as well as of the mutual promises and covenants herein contained it is agreed as follows:

EMPLOYMENT

        1. The Executive is an employee at will of the Bank. Except as otherwise expressly provided herein, this Agreement does not alter or affect the Executive's employment relations with the Bank. Nothing contained herein shall be construed as conferring upon the Executive the right to be retained as an employee of the Bank. The Executive agrees to serve the Bank, under the direction of the Board of Directors, faithfully, diligently, competently and to the best of his abilities.

FRINGE BENEFITS

        2. The salary continuation benefits provided by this agreement are granted by the Bank as a fringe benefit to the Executive and are not part of any salary reduction plan or an arrangement deferring a bonus or a salary increase. The Executive has no option to take any current payment or bonus in lieu of these salary continuation benefits except as set forth hereinafter.

RETIREMENT DATE

        3. If Executive remains in the continuous employ of the Bank, he shall retire from active employment with the Bank as of the December 31st nearest his sixty-fifth (65th) birthday, unless by action of the Board of Directors his period of active employment shall be shortened or extended.

RETIREMENT BENEFIT AND POST-RETIREMENT DEATH BENEFIT

        4.     (a)  Upon retirement the Bank in accordance with Paragraph 3 and subject to Paragraphs 4(b) and 8, commencing with the first day of the month following the date of such retirement, shall pay Executive an annual benefit equal to $41,730 in equal monthly installments (of 1/12 of the annual benefit) for a period of one hundred eighty (180) months.

               (b)  The Executive's Retirement Benefit and Post Retirement
                    Death Benefit as provided for in Paragraph 4(a) shall be reduced if the Bank's average return on assets is below one percent (1%) upon Executive's termination of service. Average return on assets shall be calculated from the effective date of this Agreement to the Executive's termination of service. Return on assets for this purpose shall be the return on assets of the Bank as defined and disclosed in the Bank's annual report. If the Bank's average return on assets during the term of this agreement is below one percent (1%) then the benefit due to the Executive under Paragraph 4(a) shall be receive a certain percentage of such benefit in accordance with the following schedule:

                               -----------------------------------------------
                                      Average                  Percentage
                                 Return on Assets              Of Benefit
                               -----------------------------------------------
                                   1% or greater                   100%
                               -----------------------------------------------
                                   0.90% - 0.99%                    90%
                               -----------------------------------------------
                                   0.80% - 0.89%                    80%
                               -----------------------------------------------
                                   0.70% - 0.79%                    70%
                               -----------------------------------------------
                                   Below   0.70%                     0%
                               -----------------------------------------------

               (c) If the Executive should die subsequent to termination of service but prior to receiving all one hundred eighty (180) monthly payments under this Agreement, then Executive's designated beneficiary shall continue to receive such monthly payments until one hundred eighty (180) payments have been made by the Bank under this Agreement. Such beneficiary designation shall be accomplished on Exhibit 2 to this Agreement and filed with the Bank. In the absence of any effective designation of beneficiary, any such amounts becoming due and payable upon the death of the Executive subsequent to termination of service shall be payable to the duly qualified executor or administrator of his estate.

DEATH BENEFIT PRIOR TO RETIREMENT

        5. In the event the Executive should die while actively employed by the Bank at any time after the date of this Agreement but prior to his retirement upon attaining the age of sixty-five (65) years (or such later date as may be agreed upon), the Bank will pay an annual benefit equal to $41,730 in equal monthly installments (each equal to 1/12 of the annual benefit) for a period of one hundred eighty (180 months to such individual or individuals as the Executive may have designated as his beneficiary on Exhibit 2 and filed with the Bank. The said monthly payments shall begin the first day of the third month following the month of the decease of the Executive. In the absence of any effective designation of beneficiary, any such amount becoming due and payable upon the death of the Executive shall be payable to the duly qualified executor or administrator of his estate. Provided, however, that anything hereinabove to the contrary notwithstanding no death benefit shall be payable hereunder if it is determined that the Executive's death was caused by suicide.

DISABILITY BENEFIT PRIOR TO RETIREMENT

        6. In the event the Executive should become disabled while actively employed by the Bank at anytime after the effective date of this Agreement but prior to his attaining the age of sixty-five (65) years (or such later date as may be agreed upon), the Bank will pay an annual benefit equal to $41,730 in equal monthly installments (of 1/12 of the annual benefit) for a period of one hundred eighty (180) months. "Disabled" for purposes of this Paragraph 6 shall mean the Executive's medically determined physical or mental impairment which qualifies him for disability benefits as determined by the Social Security Administration. The said monthly payments shall begin the first day of the third month following the month that the Executive becomes disabled. If the Executive should die prior to receiving all one hundred eighty (180) monthly payments pursuant to this Paragraph 6, then the Executive's designated beneficiary, as listed on Exhibit 2 to this Agreement, shall continue to receive such monthly payments until one hundred eighty (180) payments have been made by the Bank under this Agreement. In the absence of any effective designation of beneficiary, any such amounts becoming due and payable upon the death of the Executive subsequent to becoming disabled shall be payable to the duly qualified executor or administrator of his estate.

OTHER TERMINATION OF EMPLOYMENT

        7.     (a)  In the event that the Executive's employment shall terminate for any reason other than death, disability (as defined in Paragraph 6) or retirement (in accordance with Paragraph 3), by his voluntary action or his discharge by the Bank without cause, the Bank shall pay to the Executive the vested portion of his retirement benefit, as provided for in Paragraphs 4(a) and 8 and subject to any reduction in accordance with Paragraph 4(b), commencing upon the earlier of the Executive's death or by his attaining sixty-five (65) years of age, such payment to be paid in one hundred eighty
                    (180) equal monthly payments. Such payments shall commence on the first day of the month after the Executive attains age sixty-five (65) or if the Executive should die before that time, the first day of the third month following the month of the decease of the Executive. In the event the Executive's death should occur after such severance but prior to the commencement or completion of the monthly payments provided for in this Paragraph 7(a), the remaining installments shall be paid to such individual or individuals as the Executive may have designated in writing, and filed with the Bank. In the absence of any effective designation of beneficiary, any such amounts shall be payable to the duly qualified executor or administrator of his estate.

               (b) In the event the Executive shall be discharged by the Bank for cause, then all of the Executive's rights under this Agreement shall terminate and he shall forfeit all benefits under this Agreement. For purposes of this Paragraph 7(b), "for cause" shall mean gross negligence or willful misconduct, the commission of a felony or gross-misdemeanor involving moral turpitude, fraud, dishonesty, embezzlement, willful violation of any law or any other behavior or act that results in any adverse effect on the Bank as may be determined by the Bank in its sole discretion.

VESTING

        8. Except for such benefits provided in Paragraphs 5 and 6, the Executive shall vest in the benefits which are the subject of this Agreement in accordance with the schedule listed in Exhibit 1 to this Agreement. The Executive will be credited with a year of participation for each anniversary thereafter of the effective date of this Agreement for which the Executive remains in the employ of the Bank.

BENEFIT ACCOUNTING

        9. The Bank shall account for this benefit using the regulatory accounting principles of the Bank's primary federal regulators. The Bank shall establish an accrued liability retirement account for the Executive into which appropriate reserves shall be accrued.

PARTICIPATION IN OTHER PLANS

        10. The benefits provided hereunder shall be in addition to Executive's annual salary as determined by the Board of Directors, and shall not affect the right of Executive to participate in any current or future Bank Retirement Plan, group insurance, bonus, or in any supplemental compensation arrangement which constitutes a part of the Bank's regular compensation structure.

NON-COMPETE

        11. The payment of benefits under this Agreement shall be contingent upon the Executive's not engaging in any activity that directly or indirectly competes with the Bank's interests for a period of three (3) years commencing on the date the Executive's employment with the Bank is terminated, within Wilson, Davidson, Sumner, Trousdale, Smith, DeKalb, Cannon, Rutherford and Williamson counties in the State of Tennessee; provided, however, that the Bank shall not be entitled to injunctive enforcement of the non-compete provisions of this Paragraph 11, its sole remedy for a violation by the Executive of the non-compete provisions of this Paragraph 11 being the right to cease the payments of benefits under this

               Agreement. In the event there is a change of control as defined in Paragraph 12, the provisions of this Paragraph 11 shall not apply, and the Executive shall be entitled to the payment of benefits as set forth in Paragraph 12.

CHANGE OF CONTROL

        12. The Bank agrees that if there is a change in control of the ownership of the Bank or its parent company, Wilson Bank Holding Company, or if the Bank or Wilson Bank Holding Company merges or consolidates with any other company or organization, or permits its business activities to be taken over by any other organization, or ceases its business activities or terminates its existence, the Executive will then be considered to be vested in one hundred percent (100%) of the retirement benefit to be paid to the Executive pursuant to Paragraph 4(a) above and shall not be subject to any reduction as provided for in Paragraph 4(b) and shall not be subject to the non-compete provisions of Paragraph
               11. For purposes of this Paragraph 12, "change of control" means that 50% or more of the outstanding common stock of the Bank or Wilson Bank Holding Company shall be held by persons who did not hold such stock immediately prior to the transaction or series of related transactions in which such stock was acquired by such person or persons, unless such shares were acquired in an underwritten public offering.

ALIENABILITY

        13. It is agreed that neither Executive nor his/her spouse nor any designated beneficiary, shall have any right to commute, sell, assign, transfer or otherwise convey the right to receive any payments hereunder, which payments and the right thereto are expressly declared to be non-assignable and non-transferable; and, in the event of any attempted assignment or transfer, the Bank shall have no further liability hereunder.

RESTRICTIONS ON FUNDING

        14. The Bank shall have no obligation to set aside earmark, or entrust any fund or money with which to pay its obligations under this Agreement. The Bank reserves the absolute right at its sole discretion to either fund the obligations undertaken by this Agreement or to refrain from funding the same and determine the extent, nature, and method of such funding.

GENERAL ASSETS OF THE BANK

        15. The rights of the Executive under this Agreement and of any beneficiary of the Executive shall be solely those of an unsecured creditor of the Bank. If the Bank shall acquire an insurance policy or any other asset in connection with the liabilities assumed by it hereunder, it is expressly understood and agreed that neither Executive nor any beneficiary of Executive shall have any right with respect to, or claim against, such policy or other asset. Such policy or asset shall not be deemed to be held under any trust for the benefit of Executive or his beneficiaries or to be held in any way as collateral security for the fulfilling of the obligations of the Bank under this Agreement. It shall be, and remain, a general, unpledged unrestricted asset of the Bank and Executive or any of his beneficiaries shall not have a greater claim to the insurance policy or other assets, or any interest in either of them, than any other general creditor of the Bank.

CLAIMS PROCEDURE

        16.    (a)  In the event that benefits under this Agreement are not paid to the Executive (or his beneficiary in the case of the Executive's death), and such person feels entitled to receive them, a claim shall be made in writing to the Board of Directors of the Bank within sixty (60) days from the date payments are not made. Such claim shall be reviewed by the Board of Directors of the Bank and the Bank. If the claim is denied, in full or in part, the Board of Directors of the Bank shall provide a written notice within ninety
                    (90) days setting forth the specific reasons for denial specific reference to the provisions of this Agreement upon which the denial is based, and any additional material or information necessary to perfect the claim, if any. Also, such written notice shall indicate the steps to be taken if a review of the denial is desired.

                    If a claim is denied and a review is desired, the Executive (or his beneficiary in the case of the Executive's death), shall notify the Board of Directors of the Bank in writing within sixty (60) days and a claim shall be deemed denied if the Plan Administrator does not take any action with the aforesaid ninety (90)-day period. In requesting a review, the Executive or his beneficiary may review this Agreement or any documents relating to it and submit any written issue and comments he or she may feel appropriate. In its sole discretion the Plan Administrator shall then review the claim and provide a written decision within sixty (60) days. This decision likewise shall state the specific provisions of the Agreement on which the decision is based.

               (b) For purposes of implementing this claims procedure, the Board of Directors of the Bank shall be responsible for the management, control, and administration of the Agreement as established herein. The Bank may delegate to certain aspects of the management a operation responsibilities of the Agreement including the employment of advisors and the delegation of ministerial duties to qualified individuals.

AMENDMENT

        17. This Agreement may be amended in whole or in part from time to time by the Bank. However, any modification to this Agreement must be in writing.

INTERPRETATION

        18. The Bank, acting in good faith, shall have reasonable discretion to interpret this Agreement. The Bank's interpretation and actions hereunder, if made in the exercise of good faith discretion and not in an arbitrary and capricious manner, shall be conclusive and binding upon all persons for all purposes. Unless the Board of Directors of the Bank determines otherwise regarding the interpretation of this Agreement or the review of claims pursuant to Paragraph 16, the Chairman of the Board shall interpret this agreement and review any claim acting on behalf of the Bank. Neither the Bank nor any of its officers, employees or members of the Board of Directors (including the Chairman of the Board) shall be liable to the Executive or any other person for any action taken in connection with the interpretation of the Agreement.

HEADINGS

        19. Headings and subheadings of this Agreement are inserted for reference and convenience only and shall not be deemed a part of this Agreement.

APPLICABLE LAW

        20. The validity and interpretation of this Agreement shall be governed by the laws of the State of Tennessee.

BINDING EFFECT

        21. Except as herein otherwise expressly stipulated to the contrary, this Agreement shall be binding upon and inure to the benefit of the Executive and the Bank and their respective successors and permitted assigns.

EFFECTIVE DATE

        22.    The effective date of this Agreement shall be March 1, 1998.


        IN WITNESS WHEREOF, Wilson Bank and Trust has caused this Agreement to be signed in its corporate name by its duly authorized officer, and attested by its Secretary, and the Executive has hereunto set her hand, all on the day and year first above written.

                                            WILSON BANK AND TRUST


                                            By: /s/ Randall Clemons
                                               ---------------------------------
                                       Title:        President and CEO
                                             -----------------------------------


ATTEST:

/s/ Becky F. Taylor
-------------------------------
Secretary

                                            /s/ Gary Whitaker
                                            ------------------------------------
                                            Executive

                                    EXHIBIT 1

                                VESTING SCHEDULE

      YEAR(S) OF                            AMOUNT OF RETIREMENT BENEFIT
     PARTICIPATION                             IN WHICH VESTING OCCURS
------------------------           ---------------------------------------------
           1                                              6%
           2                                             12%
           3                                             18%
           4                                             24%
           5                                             30%
           6                                             36%
           7                                             42%
           8                                             48%
           9                                             54%
          10                                             60%
          11                                             66%
          12                                             72%
          13                                             78%
          14                                             84%
          15                                             90%
          16                                             96%
   17 and thereafter                                    100%

                                    EXHIBIT 2

                           DESIGNATION OF BENEFICIARY

        Pursuant to the terms of the Wilson Bank Holding Company Salary Continuation Agreement (the "Agreement"), dated ______________, 1998 between myself and Wilson Bank Holding Company, I hereby designated the following beneficiary(ies) to receive payments which may be due under such Agreement after my death:

Primary Beneficiary:

-------------------                  ---------------------         -------------
Name                                 Address                       Relationship


Secondary Beneficiary(ies)

-------------------                  ---------------------         -------------
Name                                 Address                       Relationship

-------------------                  ---------------------         -------------
Name                                 Address                       Relationship

         The Primary Beneficiary named above shall be the designated beneficiary referred to in Paragraphs 4 and 5 of the Agreement if he or she is living at the time a death benefit payment thereunder becomes due and payable, and the Secondary Beneficiary named above shall be the designated beneficiary referred to in Paragraphs 4 and 5 of the Agreement only if he or she is living at the time a death benefit payment becomes payable and the Primary Beneficiary is not then living.

        This designation hereby revokes any prior designation which may have been in effect.

                                             Date:
                                                  ----------------------------


------------------------                     ---------------------------------
Witness                                      Executive


                                             Acknowledged by:


                                             ---------------------------------
                                             (Bank Officer)